ASSIGNMENT AND CONTRIBUTION AGREEMENT


     This Assignment and Contribution Agreement ("Agreement") is made effective as of May 27, 2005, by and among the signatories hereto.

                                    RECITALS

     WHEREAS, Occidental Petroleum Corporation, a Delaware corporation ("OPC"), presently owns 1,908,209 shares of the capital stock of Premcor Inc., a Delaware corporation ("PREMCOR"), and said ownership interest being herein referred to as the "Ownership Interest"; and

     WHEREAS, OPC desires to contribute the value of the Ownership Interest in PREMCOR to Occidental Petroleum Investment Co., a California corporation ("OPIC"), as a contribution to capital; and

     WHEREAS, OPIC desires to contribute the value of the Ownership Interest in PREMCOR to Occidental Oil and Gas Holding Corporation, a California corporation ("OOGHC"), as a contribution to capital; and

     WHEREAS, OOGHC desires to contribute an 80% portion of the value of the Ownership Interest in PREMCOR (1,526,567 shares) to OXY USA Inc., a Delaware corporation ("OXY USA"), as a contribution to capital and desires to contribute a 20% portion of the value of the Ownership Interest in PREMCOR (381,642 shares) to Placid Oil Company, a Delaware corporation ("PLACID"), as a contribution to capital;and

     WHEREAS, OXY USA desires to contribute its 80% portion of the value of the Ownership Interest in PREMCOR to Occidental C.O.B. Partners, a Delaware general partnership ("C.O.B."), as a contribution to capital; and

     WHEREAS, PLACID desires to contribute its 20% portion of the value of the Ownership Interest in PREMCOR to C.O.B., as a contribution to capital; and

     NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

     1. OPC to OPIC. OPC hereby assigns and conveys to OPIC of all of the Ownership Interest as a contribution to the capital of OPIC; and OPIC hereby accepts and acknowledges the transfer of the Ownership Interest.

     2. OPIC to OOGHC. OPIC hereby assigns and conveys to OOGHC of all of the Ownership Interest as a contribution to the capital of OOGHC; and OOGHC hereby accepts and acknowledges the transfer of the Ownership Interest.

     3. OOGHC to OXY USA. OOGHC hereby assigns and conveys to OXY USA of 80% of the Ownership Interest as a contribution to the capital of OXY USA; and OXY USA hereby accepts and acknowledges the transfer of 80% of the Ownership Interest.

     4. OOGHC to PLACID. OOGHC hereby assigns and conveys to OXY USA of 20% of the Ownership Interest as a contribution to the capital of PLACID; and PLACID hereby accepts and acknowledges the transfer of 20% of the Ownership Interest.

     5. OXY USA to C.O.B. OXY USA hereby assigns and conveys to C.O.B. of 80% of the Ownership Interest as a contribution to the capital of C.O.B.; and C.O.B. hereby accepts and acknowledges the transfer of 80% of the Ownership Interest.

     6. PLACID to C.O.B. PLACID hereby assigns and conveys to C.O.B. of 20% of the Ownership Interest as a contribution to the capital of C.O.B.; and C.O.B. hereby accepts and acknowledges the transfer of 20% of the Ownership Interest.

     7. The parties agree to take all such actions, including executing and delivering all such documents and certificates as may be deemed necessary or appropriate evidence the assignments and conveyances and to carry out the intent and purposes of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by one of their duly authorized officers as of the 27th day of May, 2005.


OCCIDENTAL PETROLEUM CORPORATION


By   /s/ J. R. HAVERT
   -------------------------------------
     J. R. Havert
     Vice President and Treasurer



OCCIDENTAL PETROLUEM INVESTMENT CO.


By   /s/ RONALD K. TAKEUCHI
   -------------------------------------
     Ronald K. Takeuchi
     Assistant Treasurer


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


OCCIDENTAL OIL AND GAS HOLDING CORPORATION


By   /s/ J. R. HAVERT
   -------------------------------------
     J. R. Havert
     Vice President and Treasurer



OXY USA INC.


By   /s/ RONALD K. TAKEUCHI
   -------------------------------------
     Ronald K. Takeuchi
     Assistant Treasurer



PLACID OIL COMPANY


By   /s/ RONALD K. TAKEUCHI
   -------------------------------------
     Ronald K. Takeuchi
     Assistant Treasurer



OCCIDENTAL C.O.B. PARTNERS
      OXY USA INC. (AS MANAGING PARTNER)


By   /s/ J. R. HAVERT
   -------------------------------------
     J. R. Havert
     Vice President and Treasurer


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